UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2003

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

[AGL Resources logo]

FOR IMMEDIATE RELEASE

Financial Community Contact:

Steve Cave

Director, Investor Relations

(404) 584-3801

Media Contact:

Nick Gold

Director, Community Relations

(404) 584-3457

AGL RESOURCES TO EXIT RETAIL PROPANE BUSINESS

ATLANTA, November 7, 2003 - AGL Resources Inc. (NYSE: ATG) today announced that its AGL Propane Services subsidiary and three other utility partners have entered into an agreement to sell their general and limited partnership interests in Heritage Propane Partners, L.P., in a transaction valued at $130 million.

AGL Resources’ portion of the proceeds is approximately $29 million. The transaction is not expected to have a material impact on AGL Resources’ earnings.  Closing of the transaction, which is conditional upon regulatory approvals and financing, is expected by the end of 2003.

“Heritage has been successful in operating this business, and we have benefited from its leadership since the partnership’s inception in 2000,” said Brett A. Stovern, assistant treasurer for AGL Resources.  “This transaction is the next logical step for us in exiting a non-core business and further improving our financial position.”

The sale of AGL Resources’ propane interests is part of a larger transaction involving the merger of privately held Energy Transfer Company with Heritage Propane Partners, the fourth-largest retail marketer of propane in the United States.  AGL Resources has been a partner in Heritage, along with affiliates of Atmos Energy Corporation, Piedmont Natural Gas Company, and TECO Energy, Inc., since 2000.

About AGL Resources

AGL Resources Inc. (NYSE: ATG) is an Atlanta-based energy services holding company. Its utility subsidiaries - Atlanta Gas Light Company, Virginia Natural Gas and Chattanooga Gas Company – serve more than 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including wholesale trading, marketing, gathering and transportation. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. For more information, visit www.aglresources.com.

Forward-Looking Statement

This press release contains forward-looking statements.  Company management cautions readers that the assumptions, which form the basis for the forward-looking statements, include many factors that are beyond company management’s ability to control or estimate precisely.  Those factors include, but are not limited to, the following: changes in industrial, commercial, and residential growth in the company’s service territories and those of the company’s subsidiaries; changes in price and demand for natural gas and related products; impact of changes in state and federal legislation and regulation, including various orders of the state public service commissions and the Federal Energy Regulatory Commission, on the gas and electric industries and on the company, including the impact of Atlanta Gas Light Company's performance based rate plan; effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers; impact of Georgia’s Natural Gas Consumers' Relief Act of 2002; concentration of credit risk in certificated marketers and the company’s wholesale services segment’s counterparties; excess network capacity and demand/growth for dark fiber in metro network areas of AGL Networks’ customers; AGL Networks’ introduction and market acceptance of new technologies and products, as well as the adoption of new networking standards; ability of AGL Networks to produce sufficient capital to fund its business; ability to negotiate new contracts with telecommunications providers for the provision of AGL Networks’ dark-fiber services; industry consolidation; performance of equity and bond markets and the impact on pension fund costs; impact of acquisitions and divestitures; changes in accounting policies and practices issued periodically by accounting standard-setting bodies; direct or indirect effects on the company’s business, financial condition or liquidity resulting from a change in the company’s credit ratings or the credit ratings of the company’s competitors or counterparties; interest rate fluctuations, financial market conditions, and general economic conditions; uncertainties about environmental issues and the related impact of such issues; impact of changes in weather upon the temperature-sensitive portions of the company’s business; and other risks described in the company’s documents on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: November 7, 2003	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer